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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the use of our report dated September 12, 2002 with respect to the consolidated financial statements of Dakota Growers Pasta Company, Inc. (a North Dakota Corporation) for the year ended July 31, 2002 in this Form 10.

/s/ Eide Bailly LLP

Fargo, North Dakota
November 27, 2002

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CONSENT OF INDEPENDENT AUDITORS